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                                                                    EXHIBIT 10.8
                        RESTRICTED STOCK AWARD AGREEMENT

                           Grantee:  Thomas A. Gallagher

                           Number of Shares:  2,000,000

                           Date of Grant: January 14, 2000

         1. Grant of Shares. MD2patient, Inc. (the "Corporation") hereby grants to the Grantee named above (the "Grantee"), as inducement for employment, and subject to the restrictions and the other terms and conditions set forth in this agreement (this "Agreement"), the number of shares indicated above of the Corporation's $.01 par value common stock (the "Shares").

         2. Defined Terms. The following capitalized terms used herein and not otherwise defined shall have the following meanings.

                  "Change in Control" means and includes each of the following:

                           (1) The acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities,
                  (ii) any acquisition directly from the Corporation, (iii) any acquisition by the Corporation, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
                  (ii) and (iii) of subsection (3) of this definition; or

                           (2) Individuals who, as of the Effective Date,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial


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                  assumption of office occurs as a result of an actual or
                  threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (3) Consummation of a reorganization, merger or
                  consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and
                  (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

                  "Committee" means the Compensation Committee of the Board of Directors of the Corporation.

                  "Corporation" means MD2patient, Inc., a Georgia corporation.

                  "Disability" shall mean any illness or other physical or mental condition of a Grantee that renders the Grantee incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Grantee's condition.


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                  "Stock" means the $.01 par value common stock of the
         Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Section 9.

                  "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

         3. Restrictions. The Shares are subject to each of the following restrictions. "Restricted Shares" mean those Shares which are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If the Grantee's employment with the Corporation or any Subsidiary terminates for any reason other than as set forth in any of paragraphs (b) and (c) of Section 4 hereof, then the Grantee shall forfeit all of the Grantee's right, title and interest in and to the Restricted Shares as of the date of employment termination.

         The restrictions imposed under this Section shall apply to all shares of the Corporation's Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the common stock of the Corporation.

         4. Expiration and Termination of Restrictions. The restrictions imposed under Section 3 will expire or terminate on the earliest to occur of the following:

                           (a)      As to the Restricted Shares awarded
         hereunder (adjusted proportionately in the event of any change in the total numbers of Restricted Shares), at the rate of 1/60 of the Restricted Shares on the first day of each calendar month beginning on February 1, 2000; or

                           (b) On the first day of the calendar month next following the termination of the Grantee's employment with the Corporation or any Subsidiary because of his or her death or Disability; or


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                           (c)      On the effective date of the dissolution or
         liquidation of the Corporation.

         5. Acceleration of Vesting. Upon the occurrence of a Change in Control, all restrictions on outstanding Restricted Shares shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Corporation's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (i) would otherwise qualify for such accounting treatment, and (ii) is contingent upon qualifying for such accounting treatment.

         6. Delivery of Shares. The Shares will be issued in the name of the Grantee as Restricted Stock and will be held by the Corporation during the Restricted Period. Stock certificates shall be delivered as soon as practicable after vesting of the Shares, but may be postponed for such period as may be required for the Corporation with reasonable diligence to comply if deemed advisable by the Corporation, with registration requirements under the Securities Act, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares. Each certificate for Restricted Shares issued to the Grantee under this Agreement shall be registered in the name of the Grantee and shall bear a legend in substantially the following form:

         This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Award Agreement dated January 1, 2000 between the registered owner of the shares represented hereby and MD2patient, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the office of MD2patient, Inc.

         7. Voting and Dividend Rights. The Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during the Restricted Period.

         8. Restrictions on Transfer and Pledge. The Restricted Shares may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Grantee to any other party other than the Corporation or a Parent or Subsidiary. The Restricted Shares are not assignable or transferable by the Grantee other than by will or the laws of descent and distribution.

         9. Changes in Capital Structure. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to this Agreement shall be increased proportionately. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through reorganization, recapitalization, reclassification, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each


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such share of Stock then subject to this Agreement the number and class of shares into which each outstanding share of Stock shall be so exchanged.

         10. No Right of Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate the Grantee's employment at any time, nor confer upon the Grantee any right to continue in the employ of the Corporation or any Parent or Subsidiary.

         11.      Payment of Taxes.

                  (a) The Grantee upon issuance of the Shares hereunder, shall be authorized to make an election to be taxed upon such award under
Section 83(b) of the Internal Revenue Code of 1986, as amended. To effect such election, the Grantee may file an appropriate election with Internal Revenue Service within thirty (30) days after award of the Shares and otherwise in accordance with applicable Treasury Regulations.

                  (b) The Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in the Grantee's gross income for federal income tax purposes, pay to the Corporation, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation under this Agreement will be conditional on such payment or arrangements, and the Corporation, and, where applicable, its Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.

         12. Amendment. The Committee may amend, modify or terminate this Agreement without approval of the Grantee; provided, however, that such amendment, modification or termination shall not, without the Grantee's consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

         13. Successors. This Agreement shall be binding upon any successor of the Corporation, in accordance with the terms of this Agreement.

         14. Severability. If any one or more of the provisions contained in this Agreement are invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

         15. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Corporation must be addressed to:


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                  MD2patient, Inc.
                  Attn: President
                  501 Corporate Centre Drive, Suite 200
                  Franklin, Tennessee  37067

or any other address designated by the Corporation in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Corporation, or at any other address given by the Grantee in a written notice to the Corporation.

         IN WITNESS WHEREOF, MD2patient, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed, and the Grantee has executed this Agreement, all as of the day and year first above written.

                                        MD2PATIENT, INC.

                                        By:   /s/ John E. Blount
                                           ------------------------------
                                        Name:    John E. Blount
                                             ----------------------------
                                        Title:   President
                                              ---------------------------
         I hereby accept the above Shares grant in accordance with and subject to the terms and conditions set forth above.

         I agree that any shares of common stock received by me hereunder will not be sold or otherwise disposed of by me except in a manner in compliance with applicable securities laws.


                                        GRANTEE:

                                        /s/ Thomas A. Gallagher
                                        ---------------------------------
                                        Thomas A. Gallagher

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